Exhibit 10.2

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) dated as of April 21, 2025 by and between Cuentas Inc., a Florida corporation (“Participant”) and World Mobile LLC, a Delaware limited liability company (the “JV Company”).

WHEREAS, Participant and World Mobile Group Ltd. (“WMG”) formed the JV Company for purposes of entering into a joint venture business relationship related to the operation of a mobile virtual network operator (“MVNO”) business;

WHEREAS, JV Company desires to sell to Participant, and Participant desires to purchase from JV Company, membership interests of JV Company (the “Membership Interests”), with the rights, preferences, privileges, restrictions and obligations set forth in JV Company’s Limited Liability Company Agreement, dated as of the date herewith (the “LLC Agreement”), on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I. CONTRIBUTION.

Section 1.1. Contribution of Assets. Subject to the terms of this Agreement, Participant hereby contributes, transfers, assigns, conveys and delivers, as of the date hereof, and JV Company does hereby acquire and accept, all of Participant’s right, title and interest in and to the Cuentas MVNO (as defined below) business, including but not limited to the Plum contract, all associated intellectual property rights (including but not limited to trademarks, patents, copyrights, trade secrets, and know-how), customer contracts and relationships, and related business assets (the “Contributed Assets”).

Section 1.2. Consideration. Subject to the terms and conditions of this Agreement, including without limitation the satisfaction or waiver of the closing conditions set forth in Section 1.4, JV Company shall issue and sell to Participant, and Participant agrees to accept from JV Company, the Membership Interests in consideration for the Contributed Assets as set forth in Section 1.1.

Section 1.3. Closing. The closing (the “Closing”) of the issuance and sale of the Membership Interests and the contribution of the Contributed Assets will take place on such date and time as JV Company and Participant mutually designate. The date of the Closing shall be referred to herein as the “Closing Date.”

Section 1.4. Delivery. At the Closing:

(a) Participant shall deliver to JV Company (i) fully executed documents evidencing the conveyance of the Contributed Assets including but not limited to a bill of sale and other assignment and/or assumption documents (collectively, the “Conveyance Documents”), and (ii) an executed counterpart signature page to the LLC Agreement, agreeing to be bound thereby, in the form provided by JV Company to Participant.

(b) JV Company shall deliver to Participant a fully executed LLC Agreement documenting the Membership Interests to be purchased at the Closing.

ARTICLE II. REPRESENTATIONS AND WARRANTIES.

Section 2.1. Representations and Warranties of Participant.

(a) Organization. Participant is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted.

(b) Authorization. Participant has the corporate power and authority to execute and deliver this Agreement and other related documents and agreements referenced herein to be executed and delivered by Participant (the “Participant Related Agreements”), to consummate the transactions contemplated hereby. The execution, delivery and performance by Participant of this Agreement and the Participant Related Agreements, and the consummation by Participant of the transactions contemplated hereby have been duly and validly authorized by Participant’s board of directors and no other corporate proceedings on the part of Participant are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement and the Participant Related Agreements have been duly and validly executed and delivered by Participant and, assuming this Agreement constitutes the legal, valid and binding agreement of JV Company, constitutes a legal, valid and binding agreement of Participant, enforceable against Participant in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(c) Non-Contravention.

(1) The execution, delivery and performance by Participant of this Agreement, the Participant Related Agreements, and the consummation by Participant of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(i)	contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Participant;

(ii)	contravene, conflict with, or result in a violation or breach of any provision of any Law or Order;

(iii)	result in the imposition or creation of any Lien on, or with respect to, any of the Contributed Assets.

(2) The execution, delivery and performance of this Agreement and the Participant Related Agreements by Participant and the consummation of the transactions contemplated hereby by JV Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority.

(d) Title. Participant has good, valid and marketable title to, a valid license to, or a valid leasehold interest in (as applicable), the Contributed Assets, free and clear of any Liens. Upon the sale, conveyance, transfer, assignment and delivery of the Contributed Assets in accordance with this Agreement, JV Company will acquire good, valid and marketable title to, a valid license to, or a valid leasehold interest in, the Contributed Assets, free and clear of any Liens.

(e) Securities Representations.

(1) Participant has not been formed for the primary purpose of acquiring the Membership Interests, and is purchasing the Membership Interests for Participant’s own account, with the intention of holding the Membership Interests for investment, with no present intention of dividing, or allowing others to participate in, this investment, or of reselling, or otherwise participating directly or indirectly in a distribution of, the Membership Interests. Participant will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Membership Interests (or solicit any offers to buy or otherwise acquire any of the Membership Interests), except in compliance with the Securities Act of 1933, as amended (the “Securities Act”). JV Company is not obligated to register the Membership Interests under the Securities Act or the laws of any other jurisdiction. The Membership Interests are subject to additional restrictions on transfer set forth in the LLC Agreement.

(2) Participant has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the JV Company Membership Interests and to make an informed and independent decision based on the information provided by the JV Company.

(3) Participant has received and reviewed a copy of the LLC Agreement and other relevant documents and records relating to the JV Company and its business, and has had the opportunity to ask questions and receive answers from the JV Company’s representatives and advisors.

(4) Participant acknowledges that the JV Company has not made any representations or warranties, express or implied, as to the accuracy or completeness of any information provided by them, or as to the future performance or prospects of the JV Company or its business, and that the Participant is relying solely on the Participant’s own investigation and analysis in making the investment decision.

(5) Participant understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Membership Interests for investment, or any recommendation or endorsement of the offering of the Membership Interests.

Section 2.2. Representations and Warranties of JV Company.

(a) Organization. JV Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted.

(b) Authorization. JV Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (the “JV Company Related Agreements”). The execution, delivery and performance by JV Company of this Agreement and the JV Company Related Agreements, and the consummation by JV Company of the transactions contemplated hereby have been duly and validly authorized by any governing body or any holders of equity securities of JV Company, if applicable, and no other corporate proceedings on the part of JV Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement and the JV Company Related Agreements have been duly and validly executed and delivered by JV Company and, assuming this Agreement constitutes the legal, valid and binding agreement of JV Company, constitutes a legal, valid and binding agreement of JV Company, enforceable against JV Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(c) Non-Contravention.

(1) The execution, delivery and performance by JV Company of this Agreement, the JV Company Related Agreements, and the consummation of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(i)	contravene, conflict with, or result in any violation or breach of any provision of the certificate of formation or LLC Agreement of JV Company;

(ii)	contravene, conflict with or result in a violation or breach of any provision of any Law or Order; or

(iii)	result in the imposition or creation of any Lien on, or with respect to, any of the Contributed Assets.

(2) The execution, delivery and performance of this Agreement and the JV Company Related Agreements by JV Company and the consummation of the transactions contemplated hereby by JV Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority.

(d) Exempt Offering. The offer, issuance, sale and delivery of the Membership Interests, as provided in this Agreement, are exempt from the registration and qualification requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither JV Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of JV Company under circumstances which would require the integration of such offering with the offering of the Membership Interests under the Securities Act) which might subject the offering, issuance or sale of the Membership Interests to the registration requirements of the Securities Act.

ARTICLE III. COVENANTS.

Section 3.1. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

ARTICLE IV. CERTAIN DEFINITIONS.

As used in this Agreement the following terms shall have the meanings set forth below:

“Cuentas MVNO” shall mean the entire Mobile Virtual Network Operator (MVNO) business line currently operated or held by Cuentas Inc., including, without limitation:

(1) All rights, benefits, and obligations under the MVNO Agreement with UVNV, Inc. (“Plum”), including any amendments, service schedules, pricing appendices, and network access rights;

(2) All customer-related contracts, user data, marketing consents, subscriber records, service histories, SIM card inventories, and any customer agreements, whether active or dormant, associated with the MVNO;

(3) All trademarks, service marks, domain names, trade dress, brand assets, logos, and trade names associated with the MVNO service as operated by Cuentas, excluding the general Cuentas corporate brand if so designated;

(4) All software, platforms, portals, back-office systems, APIs, and any proprietary or third-party software licenses used in provisioning, billing, activating, or supporting the MVNO service;

(5) All vendor contracts, including contracts for SIM card procurement, fulfillment, customer care, billing services, and any outsourced operations or software vendors directly supporting the MVNO;

(6) All regulatory filings, permits, approvals, and licenses, including FCC and state-level registrations required to operate as an MVNO in the United States;

(7) All technical documentation, business plans, marketing materials, standard operating procedures, customer onboarding materials, and internal playbooks relating to the MVNO operation;

(8) All intellectual property and intangible rights owned, licensed, or used by Cuentas that are reasonably necessary to operate the MVNO, including know-how, trade secrets, configurations, and customer support workflows;

(9) All accounts, receivables, prepaid expenses, deposits, or accrued rights relating to the MVNO, and all proceeds thereof, except as excluded by mutual agreement;

(10) The right to operate and market the MVNO under the “World Mobile” DBA as agreed under the terms of this Agreement, including any co-branding or dual-branding permissions mutually agreed upon.

“Governmental Authority” means any national, state or local, domestic or foreign or international, government or any judicial, legislative, executive, administrative or regulatory authority, tribunal, agency, body, entity or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign or international.

“Law” means any statute, law, ordinance, rule, regulation or requirement of a Governmental Authority. “Lien” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Order” means any order, judgment, writ, decree or injunction issued by any court, agency or other Governmental Authority.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

ARTICLE V. MISCELLANEOUS.

Section 5.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party shall assign its rights under this Agreement without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

Section 5.2. Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intend to or shall be construed to confer upon any other Person any legal or equitable right, benefit, remedy or claim of any nature whatsoever by reason of this Agreement.

Section 5.3. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction other than the State of Delaware.

Section 5.4. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.

Section 5.5. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the parties with respect to the subject matter hereof.

Section 5.6. Amendments and Waivers. This Agreement may be amended only by a writing signed by each of the parties, and any amendment shall be effective only to the extent specifically set forth in that writing. Either party may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose.

Section 5.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. At the closing of the Contribution, signature pages of counterparts may be exchanged by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the party providing a scanned image and that party’s counsel.

Section 5.8. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid, or by reputable overnight courier service, or by electronic mail with acknowledgment of receipt of complete transmission further confirmed by a copy sent by reputable overnight courier service. Any notice or other communication so given shall be validly given hereunder upon receipt if delivered by hand, upon receipt if sent by registered or certified mail or by overnight courier service, and upon return receipt if sent by electronic mail to the addresses set forth below or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

If to Participant, to:

Cuentas Inc.

235 Lincoln Road., Suite 210

Miami Beach, FL 33139

Email:

Attention: Arik Maimon

with a copy (which will not constitute notice to Participant) to:

AM LAW LLC

10743 SW 104th Street

Miami, FL 33176

Email:

Attention: Gary Murphree

If to JV Company or WMG, to:

World Mobile LLC

c/o World Mobile Group Ltd.

29 Holywell Row

London, EC2A 4JB, U

Email:

Attention: Charles Barnett

with a copy (which will not constitute notice to JV Company) to:

Snell & Wilmer L.L.P.

3611 Valley Centre Drive, Suite 500

San Diego, CA 92130

Email:

Attention: Christopher L. Tinen

Rejection or other refusal to accept or the inability for delivery to be effected because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CUENTAS INC.

By:	/s/ Shalom Arik Maimon
Name:	Shalom Arik Maimon
Title:	Chief Executive Officer

WORLD MOBILE LLC

By:	/s/ Charles Barnett
Name:	Charles Barnett
Title:	Managing Member